UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2009 (September 2, 2009)

THE SERVICEMASTER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14762	36-3858106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee 38120
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a – 12 under the Exchange Act (17 CFR 240.14a – 12)

☐  Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d(b))

☐  Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e – 4(c))

Item 5.02.   Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2009, the Board of Directors (the “Board”) of ServiceMaster Global Holdings, Inc. (“Holdings”) approved by written consent the termination of Change in Control Severance Agreements (the “Agreements”) between The ServiceMaster Company (the “Company”) and 41 employees of the Company (the “Officers”).  Holdings assumed the Company’s obligations under the Agreements in connection with the July 24, 2007 merger of the Company and CDRSVM Acquisition Co., a subsidiary of Holdings (the “Merger”). Thus, approval of both Holdings and the Company was required to terminate the Agreements.  The Company’s Board of Directors had previously approved the termination on August 7, 2009.

The Agreements provided certain rights and severance benefits to the Officers if they were terminated during the two-year period following a Change in Control (as defined in the Agreements) for any reason other than by the Company for cause, by the Officer without good reason or upon the Officer’s death or disability.  The benefits payable under the Agreements included, among other things, a lump sum cash payment consisting of (1) a multiple of the Officer’s highest base annual salary during the prior 12 months and (2) a multiple of the Officer’s target annual bonus and target corporate performance plan bonus for the year in which the Change in Control occurred.

A Change in Control occurred as a result of the Merger.  Therefore, the two-year period providing such rights and severance benefits under the Agreements expired on July 24, 2009.  Under Section 8(b) of the Agreements, the Board and the Company’s Board of Directors have taken action to terminate the Agreements with respect to any future Change in Control.   The Company did not incur any termination penalties in connection with this action.  A form of the Agreements is filed as exhibit 10.30 to the Company’s Form 10-K for the year ended December 31, 2001 and is incorporated herein by reference.

Among the employees who were party to a Change in Control Severance Agreement are the following named executive officers:  J. Patrick Spainhour, the Company’s Chief Executive Officer; Steven J. Martin, the Company’s Chief Financial Officer; Thomas G. Brackett, President and Chief Operating Officer of the Company’s Terminix business unit; and Michael M. Isakson, President and Chief Operating Officer of the Company’s ServiceMaster Clean business unit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2009	THE SERVICEMASTER COMPANY

	By:	/Steven J. Martin/
Name: Steven J. Martin
Title: Senior Vice President and Chief Financial Officer

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